Exhibit 10.1


                             FIRST AMENDMENT TO THE
                     LIMITED LIABILITY COMPANY AGREEMENT OF
                            TRIPLE NET INVESTMENT LLC

               This FIRST AMENDMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT OF TRIPLE NET IVNESTMENT COMPANY LLC, dated as of April 22, 2004, is made and entered into, as of December 22, 2004 (this "Amendment"), by and among Lexington Corporate Properties Trust, a Maryland real estate investment trust ("LXP"), and Utah State Retirement Investment Fund, a common trust fund created pursuant to the statutes of the State of Utah (the "Fund").

               WHEREAS, Triple Net Investment Company LLC, a Delaware limited liability company (the "Company") is governed by that certain Limited Liability Company Agreement, dated as of April 22, 2004, by and among LXP, as a member and the sole manager of the Company, and the Fund, as a member of the Company, (the "Agreement");

               WHEREAS,   pursuant  to  Section  12.12  of  the  Agreement,  the
Agreement may not be amended without the written consent of all of the Members; and

               WHEREAS, the parties hereto, constituting all of the Members, desire to amend the Agreement in the manner set forth herein. Unless otherwise defined, all defined terms used herein shall have such meaning ascribed such terms in the Agreement.

               NOW, THEREFORE, the Members, in consideration of the covenants and agreements set forth herein, hereby amend the Partnership Agreement as follows.

               1. Amendment to Section 1.1. - Revised Definitions. Section 1.1 of the Agreement is hereby amended by deleting the definition of "Qualified Property" or "Qualified Properties" in its entirety and replacing it with new definition of "Qualified Property" or "Qualified Properties," which shall read as follows:

        "Qualified Property" or "Qualified Properties" shall mean (x) the interest of the Partnership in each parcel of real property acquired as provided in Section 3.6 hereof, together with all buildings, structures and improvements located thereon, fixtures contained therein, appurtenances thereto and all personal property owned in connection therewith, and (y) subject to the provisions of Section 2.8 hereof, the Malvern Property.

               2. Amendment to Section 1.1. - New Definitions. Section 1.1 of the Partnership Agreement is hereby amended by adding the following new defined terms thereto:

        "Lexington TNI" shall mean Lexington TNI LLC, a Delaware limited liability company and wholly-owned subsidiary of LXP.

        "Other Partner's Interest" shall mean the limited partner interest in Triple Net Investment L.P. held by another Member.


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        "Partnership"  shall mean Triple Net Investment L.P., a Delaware limited partnership of which the Members are the limited partners and Lexington TNI is the general partner.

        "Partnership Agreement" shall mean the agreement of limited partnership of the Partnership dated as of December 8, 2004.

        "Partnership Properties" shall mean all Approved Qualified Properties acquired directly or indirectly by the Partnership.

               3. Amendment to Article II. Article II of the Partnership Agreement is hereby amended by adding a new Section 2.8 thereto which shall read as follows:

        2.8    Treatment of the Partnership Properties as Qualified Properties.

               (a) It is the  intention  of the  parties  that  the  Partnership
        Properties be regarded as Qualified Properties, notwithstanding that (i) the Partnership is not an SP Subsidiary, and (ii) the Company does not have an interest in the Partnership Properties. Accordingly, for purposes of this Agreement (and the agreements and arrangements contemplated by this Agreement), the Members agree that, subject to the provisions of this Section 2.8, the Partnership Properties shall be deemed to be "Qualified Properties" for purposes of this Agreement as of the date they are acquired by the Partnership and that, without limiting the generality of the foregoing: (i) LXP, acting through Lexington TNI, shall manage the Partnership Properties and the Partnership in accordance with, and subject to, the provisions of Article III hereof and that LXP shall obtain the consent of the Fund in each instance in which such consent would otherwise have been required if the Partnership Properties were owned by the Company; (ii) capital contributions made by the LXP and the Fund to the Partnership shall be credited toward the Members' Capital Commitment requirements under this Agreement; (iii) capital contributions made by the LXP and the Fund to the Partnership, Acquisition Fees and Financing Fees paid by the Fund in its capacity as a limited partner of the Partnership, and distributions, if any, paid by the Partnership to LXP and the Fund shall be factored into the calculation of "12% IRR" under this Agreement; (iv) the Manager and the Asset Manager, as applicable, shall be entitled to receive the Acquisition Fees, Financing Fees, Management Fees and Oversight Fees with respect to the Partnership Properties; (v) for purposes of Section 3.7, and Section 11.1, the Right of First Refusal and Buy/Sell Property, as applicable, shall be deemed to include the Other Partner's Interest;
        (vi) for purposes of Section 3.8, the total debt of the Company shall include any debt related to the Partnership Properties; (vii) for purposes of Section 8.3, the Removal Amount shall include the net proceeds from the sale of the Partnership Properties; and (viii) for purposes of Section 11.2 and Schedule 5, the average maturity and Fair Market Value tests which are applicable to the Redemption Right granted to the Fund shall include the Partnership Properties and the references to "Retained Qualified Properties" and "Proposed Tendered Qualified Properties" shall include, with respect to the Partnership Properties, the Other Partner's Interest, as applicable.


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               (b)  Notwithstanding  the  provisions  of clause (a), the Members agree that while their intent is to treat the Partnership Properties as if they were Qualified Properties hereunder, in order to avoid "double counting", the Members further acknowledge that: (i) the Company shall not call for capital from the Members, and the Members shall not make capital contributions to the Company, in respect of the Partnership Properties, provided, however, that if either LXP or the Fund fails, with respect to the Partnership Properties, to (x) make a required Capital Contribution, Additional Capital Contribution, Extraordinary Capital Contribution or Extraordinary Loan (as such terms are defined in the Malvern Owner LP Agreement) or (y) satisfy a claim under the Default Amount or Claim Amount (as such terms are defined in the Partnership Agreement), as the case may be, with respect thereto shall be a Default Amount or Claim Amount, as the case may be, under this Agreement (as well as the Partnership Agreement) which results in an adjustment to the Percentage Interests in this Agreement (as well as the Partnership Agreement); (ii) the Members shall not receive distributions from the Company in respect of the Partnership Properties by virtue of their interests in the Company (which distributions shall be payable by the Partnership pursuant to the Partnership Agreement); (iii) the Members shall not be allocated profits and losses (or items thereof) in respect of the Partnership Properties by virtue of their interests in the Company (which allocations shall be applied by the Partnership pursuant to the Partnership Agreement); (iv) expenses exclusively attributable to the Partnership Properties shall not be treated as expenses of the Company; (v) revenues generated by the Partnership Properties shall not
        be  treated  as  revenues  of  the  Company;   and  (vi)  the  governing
        instruments of the Partnership and the SP Subsidiaries formed to acquire Partnership Properties may not be amended without consent of all of the Members.

               4.   Amendment  to  Section   3.8(a)  -  Limitation   on  Company
Indebtedness. Section 3.8 of the Agreement is hereby amended by deleting the figure "$92,857,143" and replacing it with "$225,510,204.08."

               5. Amendment to Schedule 1 - Names and Capital Commitments of Members. Schedule 1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with:

                                   SCHEDULE 1

                    Names and Capital Commitments of Members
                    ----------------------------------------

            Member Name                 Capital Commitment   Percentage Interest
            -----------                 ------------------   -------------------

Lexington Corporate Properties Trust        $36,428,571.43                   30%

Utah State Retirement Investment Fund       $85,000,000.00                   70%


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               6.  Amendment to Paragraph  12(a)(ii) of Schedule 5 - Calculation
of Purchase Price.

               (a) Paragraph 12(a)(ii)(y) of Schedule 5 of the Agreement is hereby amended by deleting the figure "11.0" and replacing it with "12.0."

               (b) Paragraph 12(a)(ii)(z) of Schedule 5 of the Agreement is hereby amended by deleting the figure "$21.20" and replacing it with "$21.87."

               7. Ratification and Confirmation of the Agreement; No Other Changes. Except as modified by this Amendment, the Agreement is hereby ratified and affirmed in all respects. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provision of the Partnership Agreement, other than as stated above.

               8. Further Assurances. Each of the parties hereto covenants and agrees to promptly take such action, and to cause such party's affiliates to promptly take such action, as may be reasonably required to effectively carry out the intent and purposes of this Amendment.

               9. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

               10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                            [Signature Page Follows]


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        IN  WITNESS  WHEREOF,  this  Amendment  to  the  Agreement  is  executed effective as of the date first set forth above.

                            LXP
                            ---

                            LEXINGTON CORPORATE PROPERTIES TRUST



                            By: /s/ Patrick Carroll
                               ---------------------------------
                               Name: Patrick Carroll
                               Title: Chief Financial Officer

                            THE FUND
                            --------

                            UTAH STATE RETIREMENT INVESTMENT FUND



                            By:  /s/ Devon W. Olson
                               ---------------------------------
                               Name: Devon W. Olson
                               Title: Director of Real Estate